COMMERCIAL LEASE

               THIS INDENTURE OF LEASE made this 23 day of March 1998 by and between MARELD COMPANY, INC., a New Hampshire Corporation, having a usual place of business at 400 Amherst St., Suite 202, Nashua, NH 03063 (hereinafter designated as the LESSOR ) and AMERICAN ELECTROMEDICS CORPORATION, a New Hampshire Corporation, having a usual place of business at 13 Columbia Drive, Suite 18, Amherst, NH 03031 (hereinafter designated as the LESSEE ).

                                     WITNESSETH:

               1. PREMISES. In consideration of the rent and covenants herein reserved and contained on the part of the Lessee to be paid, performed or observed, and subject to the conditions hereinafter set forth, the Lessor does hereby demise and lease unto the Lessee certain premises (hereinafter Premises ) consisting of approximately 7,800 square feet in the building (hereinafter Building ) known as 13 Columbia Drive, Amherst, New Hampshire. The Premises are commonly known as Building #2, Units #5, #6, #201, and #202 and are more particularly described in Exhibit A attached hereto and incorporated herein.

               2. APPURTENANT RIGHTS AND RESERVATIONS. Lessee shall have, as appurtenant to the Premises, the nonexclusive right to use, and permit its invitees to use in common with others, common parking facilities and other interior and exterior common areas. Such appurtenant rights shall always be subject to rules and regulations from time to time established by Lessor and to the right of Lessor to designate and change from time to time such common areas and facilities, provided same shall not unreasonably impair or restrict ingress or egress to the Premises.

               3. TERM. Subject to the conditions herein stated, the Lessee shall hold the said Premises for a term of three (3) years and one half month commencing on May 15, 1998 (hereinafter the "Commencement Date") and terminating on May 31, 2001 (hereinafter the "Expiration Date"). If the space is not delivered by May 15, 1998, the rent will be abated until it is delivered.

               4. RENT PAYABLE BY LESSEE. Lessee covenants and agrees to pay Lessor yearly and every year during the term of this Lease, without demand, set-off, or any deduction whatsoever except as otherwise provided herein;

               (a) a BASE RENT of $45,935.70 per year payable on the first day of each month in advance in equal monthly installments of $3,827.98.

               (b) such other amounts as shall become due and payable under the provisions of this Lease as ADDITIONAL RENT as hereinafter provided in Section 5.

          Rent for any fraction of a month at the commencement or expiration of the Term of this Lease shall be prorated.

               5. ADDITIONAL RENT PAYABLE BY LESSEE. In addition to the Base Rent set forth in Section 4 above, the Lessee shall beginning with the Lease Year (as hereinafter defined) commencing on the first anniversary of the Commencement Date and every year thereafter pay as additional rent ("Additional Rent") its pro-rata share of any increase in Common Costs and Real Estate Taxes (as hereinafter defined) over such costs incurred by Lessor during the Base Year (as hereinafter defined). The Lessor shall, from time to time, furnish the Lessee with a statement, certified as correct by the Lessor, setting forth the Common Costs and Real Estate Taxes for the current year, and the Additional Rent to be paid. Within fifteen (15) days of receipt of such statement, the Lessee shall pay the Additional Rent shown to be due for the period prior to the date of such statement, and thereafter shall pay the monthly Additional Rent shown on such statement at the times specified for the payment of Base Rent. Lessor shall act in good faith to furnish Lessee with such statement within thirty
          (30) days of the expiration of the year that the Common Costs were incurred, and, with respect to Real Estate Taxes, within 30 days of the end of the fiscal year. Notwithstanding that the Base Year may not be a calendar year (January 1 December 31), Lessor may at any time during the Term elect to bill such Additional Rent on a calendar year basis so long as there is proper pro-ration between Lease Year and the calendar year. For purposes of this Lease the following definitions shall apply:

               Pro-rata Share: "Pro-Rata Share" means a fraction of the numerator of which is 7,800 (Lessee's Gross Rentable Area) and the denominator of which is 89,600 (Gross Rentable are of the Building).

               Lease Year: "Lease Year" means the twelve month period beginning on the Commencement Date and each twelve month period thereafter.

               Base Year: "Base Year" means the first lease year of the Term commencing on the Commencement Date and ending one year thereafter, except that with respect to real estate taxes it means the fiscal year April 1, 1998 to March 31, 1999.

               Common Costs: "Common Costs" means the sum of all costs and expenses of every nature and description paid or incurred by Lessor for the repair and maintenance of the Building common areas, (excluding capital improvements and replacements) including but not limited to:

               (a) cleaning, operation, maintenance and repair of the interior and exterior of all common areas, and all systems and facilities servicing the Common Areas, including but not limited to electrical systems, water and sewer systems, HVAC systems, sprinkler systems, fire alarm systems, security alarm systems, elevator, snow removal, trash and refuse collection and removal, landscaping and lawn mowing, paving repairs and restriping of the parking areas, plus

               (b) service of all utilities servicing the Common Areas; including but not limited to electricity, gas, water and sewer, plus

               (c) the maintenance of all insurance (including, but not limited to fire, broad form extended coverage, rent, water risk, liability, products liability, flood, etc.) covering the Office Building, the improvements, the Common Areas and every other facility or property used or required or deemed necessary in connection with any of them, plus

               (d) fifteen percent (15%) of all costs set forth in the foregoing subparagraphs (a), (b), and (c) to cover Lessor's administrative and overhead costs.

               Real Estate Taxes: Real Estate Taxes means the sum of all real property taxes and assessments assessed against the land and the Building of which the Premises are a part, including, but not limited to, betterments, water and sewer assessments and other taxes or levies levied or assessed in lieu of or as a substitute for real property taxes less the Lessee's share of any abatements after costs that the Lessor may receive. The Lessor is not obligated to file for an abatement.

               6. BUSINESS TAXES AND TAXES UPON IMPROVEMENTS. Lessee shall pay all business taxes or other similar rates and taxes which may be levied or imposed upon the business carried on in the demised premises only, all other rates and taxes which are or may be payable by Lessee as tenant and occupant in the demised premises only and any and all taxes that may be levied upon the improvements. If by law, regulation or otherwise, such business taxes or other similar rates and taxes or taxes upon improvements are made payable by landlords or proprietors, or if the mode of collecting such taxes be so altered as to make Lessor liable therefor instead of Lessee, Lessee shall repay to Lessor within seven (7) days after demand upon Lessee that amount of the charge imposed on Lessor as a result of such change, and shall save Lessor harmless from any costs or expense in respect thereof, all subject, however, to the provisions of this Lease with respect to each party's obligation for said charges.

               7. USE. It is understood and the Lessee so agrees that the Premises shall be utilized only for the purpose of the manufacture, repair and storage of electronic medical equipment and related office uses.

               8. RULES AND REGULATIONS. Lessee shall at all times comply with, and cause its invitees, agents, guests, employees and licensees to comply with, any Rules and Regulations which may be promulgated by Lessor.

               9. LESSOR'S RIGHT TO PLACE, ETC. UTILITY FACILITIES, ETC. The Lessor reserves the right to place, maintain, repair and replace such utility facilities or lines, pipes, wires and the like, over, upon and through the Premises as may be necessary or advisable for the servicing of the Premises or the Building; provided, however, the Lessee's use of the Premises shall be interfered with only temporarily during such servicing. Such interference shall not materially interfere with the Lessee's normal business operations.

               10. LESSEE'S INSTALLATION OF SEPARATE METERS. The Lessee shall maintain its own public utility meters and facilities which are to be used to provide and measure utilities for appliance operations of the business. All charges under the separate meters will be billed directly to the Lessee by the public utilities servicing the meters.

               11. MAINTENANCE OF PARKING AREA/SNOW REMOVAL. The Lessor shall maintain and keep clean the parking area and shall remove snow therefrom with reasonable dispatch when required.
          Reasonable piling of snow shall be permitted. Lessee shall be responsible to clean and remove snow from the walkways, entrances and rear exits of the Premises. The Lessor shall provide adequate lighting for the parking area from 6:00 A.M. through 6:00 P.M.

               12. LESSEE'S COVENANTS. In addition to all other covenants and agreements of the Lessee contained in this lease, the Lessee covenants and agrees at all times during the term hereof, and for any further time as it shall hold the Premises or any part thereof to:

               (a)  pay when due all rent provided for herein;

               (b) procure any authorizations or licenses required for Lessee's use of the Premises;

               (c) make all necessary non-capital repairs to or replacements for the interior of the Premises and to keep the same in as good order, repair and condition as the same are in at the commencement of the term or may be put in thereafter (reasonable wear and tear and damage by fire excepted);

               (d) install and operate machines and mechanical equipment in such a manner as to prevent vibrations and noise outside the Premises;

               (e) keep the Premises equipped with all safety appliances required by law or ordinance or any regulation of any public authority for the particular use of the Premises by the Lessee and make all repairs, alterations, replacements, or additions so required;

               (f) use the septic, sewage or other waste disposal system only for disposal of human waste and not dump, flush, or in any way, introduce any hazardous, toxic or chemical substances into said waste disposal system or use it in such a manner which would damage, impair or cause accelerated deterioration;

               (g) permit the Lessor or its agents to enter at reasonable times upon reasonable prior notice to view the Premises and, if the Lessee has failed to, make repairs, within three days after notice to make repairs, or alterations necessary for the preservation and safety thereof;

               (h) permit the Lessor to show the Premises to others at any time within one hundred twenty days (120) before the expiration of the term so long as the Lessor does not materially interfere with the Lessee's operation;

               (i) remove its goods and effects and those of all persons claiming under it at the termination or expiration of this Lease and peaceably yield up said Premises and all additions thereto to the Lessor, leaving the same clean and in such repair, order and condition as in at the commencement of the term or as may be put in during the continuancy thereof, (excepting only such alterations as are made or authorized by the Lessor, or from reasonable wear and tear and damage by fire);

               (j) not generate, store or dispose of hazardous, toxic or chemical substances in or on the Premises;

               (k) not permit the emission from the Premises of any objectionable noise or odor;

               (l) not carry on any business or occupation which shall be unlawful, or contrary to any law or ordinance in force for the term of the Lease;

               (m) not do any act or thing upon the Premises (other than in its normal conduct of business) which will make it uninsurable against fire or which is liable to increase the premium for fire insurance on the Building;

               (n) Tenant will be responsible to remove snow and ice on front walkways and immediately in front of overhead door entrances.

               13. LESSOR'S RESPONSIBILITY FOR MAINTENANCE. The Lessor covenants and agrees to keep in good order and repair, the roof, exterior wall (but not including plate or other glass unless the same be damaged by fire), foundations and structure of the Premises and all utility entrances exterior to the premises, excepting for damage caused by any act or negligence of the Lessee or other person or persons for which it is legally responsible.

               14.  LESSEE'S RESPONSIBILITIES FOR MAINTENANCE.

               (a) The Lessee covenants and agrees to keep in good order, condition and repair (excepting for reasonable wear and tear and damage by fire) the exterior and interior portions of all doors, windows and plate glass, all plumbing and heating fixtures, interior walls, floors, ceilings and the wiring and electrical fixtures and equipment within the Premises. The Lessee agrees to replace immediately all glass and glass windows in the Premises with glass of the same quality as that which may become injured or broken, unless damaged or broken by fire. If the Lessee shall not within three (3) days after written notice by Lessor of repairs to be made by the Lessee, commence to make such repairs and complete same within a reasonable time, the Lessor may make such repairs and the expense thereof shall constitute a debt by the Lessee payable as Additional Rent, with interest Payable to Lessor at the maximum legal rate.

               (b) HVAC: Lessee shall maintain and perform non-capital repairs to the HVAC system and keep the same in good working order and condition during the Term and, in furtherance thereof, Lessee shall, on or before the commencement of the Term, enter into and maintain a service agreement with a reputable and experienced service company to perform regular maintenance (including, but not limited to, changing filters, oiling, lubricating and replacement of all belts and pulleys) and to make repairs to the HVAC system, with the obligation of said company to examine such equipment no less frequently than quarterly. Lessor shall be responsible for all major capital repairs and replacements.

               15. TENANT'S PROPERTY. All furnishings, fixtures, equipment, effects and property of every kind, nature and description of Lessee, and of all persons claiming, by, through or under Lessee, shall be kept on the Premises or Building at the sole risk of the Lessee; and if the whole or any part thereof shall be destroyed or damaged by fire, water or other casualty (including the bursting or leakage of water pipes, steam pipes or other pipes, or by theft or from any other cause), such damage or destruction shall be Lessee's responsibility.

               16. HAZARDOUS MATERIALS. Lessee shall not (either with or without negligence) by its actions or those of its contractors, employees, servants, agents, licensees or invitees (i) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (ii) store or use such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises or the Building or onto the land on which the Building is situated any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitations, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( CERCLA ), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., and any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then Lessee shall upon demand reimburse Lessor for the reasonable costs thereof if, and only to the extent, such requirement applies to the Premises and it is determined that Lessee or any of its agents, employees, servants or contractors caused the release of hazardous substances or materials. In addition, Lessee shall execute affidavits, representations, certifications and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. Lessee shall indemnify Lessor to the extent and manner set forth in Section 22 of this Lease on account of any release of hazardous materials if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the Lease term.

               17. SIGNS. Lessor shall at its expense place Lessee's name (or its d/b/a as Lessor may approve) on the Pylon Sign Directory in front of the Building. Lessee may at its expense paint or place a directory sign on its entry door, subject to the reasonable approval of Lessor as to design, material, color and other aesthetic qualities. Except as stated above, Lessee shall not without Lessor s prior written consent (a) paint or place any signs on the Premises or anywhere on or in the Building which is or are visible from outside the Premises, or (b) place any curtains, blinds, shades, awnings, aerials or flagpoles or the like, in the Premises or anywhere on or in the Building which is or are visible from outside the Premises. Any sign placed or painted by Lessee with Lessor s approval shall comply with any applicable ordinances of the Town of Amherst.

               18. FLOOR LOAD, HEAVY MACHINERY. Lessee shall not place a load upon any floor in the Premises exceeding the load per square foot of floor of area which such floor was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all business machines and mechanical equipment (including safes or vaults) or as to distribute the weight in a safe and reasonable manner. Lessee shall not move any safe, vault, heavy machinery or heavy equipment in such a manner as to jeopardize or threaten the safety or well-being of the Building, other tenants or the public. Any moving of such heavy machinery or equipment shall be done by licensed professionals in compliance with applicable law and at such times as Lessor shall require for the safety and convenience of the Building's occupants.

               19. ALTERATIONS AND/OR ADDITIONS. The Lessee shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided the Lessor consents thereto in writing, such consent not to be unreasonably withheld. All such allowed alterations shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit any mechanic's lien or similar liens to remain upon the Premises for labor and materials furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of the Lessee and shall cause any such lien to be released of record forthwith without cost to the Lessor. Any alterations or improvements made by the Lessee shall become the property of the Lessor at the termination of the occupancy as provided therein, except for ordinary removable trade fixtures. At the conclusion of the lease term, the Lessor reserves the right to require the Lessee to remove any alterations that it made during the lease term.

               20. LESSEE'S LIABILITY INSURANCE. The Lessee shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $500,000 in responsible companies qualified to do business in New Hampshire and in good standing therein, insuring the Lessor as well as Lessee against injury to persons or damage to property as provided. The Lessee shall deposit with the Lessor certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.

               21.  DESTRUCTION BY FIRE.

               21.01 DUTY TO REPAIR. If the Premises should be damaged during the Term by fire or other casualty covered by the usual extended coverage carried by Lessor, Lessor shall (except as hereinafter provided) repair the Premises.

               21.02 RIGHT TO TERMINATE. If, however, the Premises or the Building of which the Premises are a part should be damaged or destroyed:

               (a) by fire or other casualty covered by the usual extended coverage carried by Lessor (i) to the extent of thirty (30%) percent or more of the cost of replacement of either the Premises or the Building, or (ii) so that thirty percent (30%) or more of the Gross Leasable Area contained in either thereof shall be rendered untenantable; or

               (b) by any casualty other than those covered by standard fire and extended coverage insurance policies; or

               (c) the Premises shall be damaged in whole or in part during the last year of the term; or

               (d) if Lessor s insurer shall refuse, for any reason, to settle a covered claim; or

               (e) if any Mortgagee shall require that the insurance recovery arising from the damage or destruction be applied against the principal balance due on such Mortgage; then, in any such event, Lessor may, at its option, either terminate this lease or elect to repair the Premises. Lessor shall notify Lessee as to its election within ninety (90) days after the occurrence of the damage in the event of an uninsured casualty. If Lessor elects to terminate this Lease, the term hereof shall end at the end of the calendar month in which such election is made. If Lessor does not elect to terminate this Lease, then Lessor shall perform such repairs and rebuilding as is necessary to provide Lessee with the same or nearly the same demised premises as was delivered at the commencement of the Lease (or as altered during the term by mutual consent); and the term shall continue without interruption and this Lease shall remain in full force and effect. If the Premises are not repaired within one hundred eighty days after casualty, Lessee will have the option to terminate this lease.

               21.03 RENT ABATEMENT. If this Lease is not terminated as above provided, then from and after such damage and until the Premises are restored as above provided, the rent reserved herein shall abate, either wholly or proportionately, according to the extent that the Premises have been rendered untenantable by such damage or destruction.

               22. INDEMNIFICATION AND LIABILITY. Lessee shall save harmless and indemnify Lessor from any liability for injury, loss, accident, or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith, including without limitation reasonable counsel fees
          (i) arising from the omission, fault, willful act, negligence, or other misconduct of Lessee or its employees, servants, agents, licensees or invitees or from any use made or occurrence on or about the Premises. Lessee shall also indemnify and hold Lessor harmless from and against any losses, costs, damages or claims of whatever nature, arising out of or in connection with the compliance requirements set forth in the Americans with Disabilities Act of 1990, Title III, relating to Lessee's design, renovations, alteration and/or construction of the Premises.

               23. LESSOR'S ACCESS. The Lessor or agents of the Lessor may, at reasonable times, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Lessor should elect to do subject to paragraph 14 excepting those repairs necessary to protect the building or people from damage and may show the Premises to others at any time within one hundred twenty (120) days before the expiration of the term.

               24. SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part. Lessee shall upon request promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, provided that in the instruments of subordination, the mortgagee or trustee or assignee shall agree that so long as the Lessee shall not be in default of the Lease, the Lessee shall not be disturbed in the quiet enjoyment of the Premises.

               25.  DEFAULT AND BANKRUPTCY.  In the event that:

               (a) the Lessee shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

               (b) the Lessee shall default in the observance or performance of any other of the Lessee's covenants, agreements, or obligations hereunder and such default shall not be corrected within twenty (20) days after written notice theretofor.

               (c) the Lessee shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Lessee's property for the benefit of creditors, then the Lessor shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to declare the Term of this Lease ended, and remove the Lessee's effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term. If the Lessee shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants or Lessee's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the Lessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee. If the Lessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or legal proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen percent (18%) per annum and costs, shall be paid to the Lessor by the Lessee as damages for Lessee's breach.

               26. NOTICE TO PARTIES. Any notice from the Lessor to the Lessee relating to the Premises or to the occupancy thereof (including but not limited to any notice of default or termination pursuant to Section 24, or any legal process relating thereto for possession or for rent due), shall be deemed duly served, if mailed to the Premises, to the attention of the President, registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessee.

               Any notice from the Lessee to the Lessor relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Lessor by registered or certified mail, return receipt requested, postage prepaid, at 400 Amherst St., Suite 202, Nashua, NH 03063.

               27. LIMITATION OF LIABILITY. In the event Lessor shall default in the performance of its obligations hereunder, Lessee shall look only to Lessor's then equity interest in the Building for the satisfaction of any judgement; and in no event shall Lessor be liable for any consequential damages. In the event of any sale of the Premises or Lessor s assignment of this Lease, the Lessor shall be and hereby is entirely released and discharged from any and all further liability and obligations of the Lessor hereunder, except for such thereof as may have theretofore accrued.

               28. SURRENDER. The Lessee shall at the expiration or other termination of this Lease remove all Lessee's goods and effects from the Premises, including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the Premises. Lessee shall deliver to the Lessor the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the Lessee's failure to remove any of Lessee's property from the Premises, Lessor is hereby authorized, without liability to Lessee for loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor s control or to sell at public or private sale without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

               29. LESSOR'S FAILURE TO ACT UPON LESSEE'S BREACH. The failure of the Lessor to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such terms, provisions, covenant or right; but the same shall continue and remain in full force and effect. Receipt by the Lessor of rent with knowledge of the breach of any provision of the foregoing Lease shall not be deemed a waiver of such breach.

               30. SERVICES PROVIDED BY LESSOR. With respect to any services to be furnished to Lessee, the Lessor shall in no event be liable for failure or delay to furnish the same when prevented from so doing by war, strikes, labor difficulties, lockouts, breakdown, accident, order or regulation of governmental authority, failure of supply, or inability by exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such services, or for any cause beyond Lessor s reasonable control, or of any cause due to any act or neglect on the part of the Lessee or its servants, agents, employees, licensees or any person claiming by, through or under the Lessee.

               31. ASSIGNMENT, SUBLETTING. Lessee shall not assign, mortgage, pledge, or otherwise encumber this Lease or sublet the Premises (or any portion thereof) without first obtaining the written consent of the Lessor. Notwithstanding any assignment or subletting hereunder, Lessee shall continue to be liable for the performance and/or observance of the covenants, agreements, terms, and provisions of this Lease. If the Lessee is a corporation or a trust, the sale or transfer at any time during the term of this Lease of more than fifty percent (50%) of the corporate stock or of the beneficial interest of the trust shall be deemed an assignment of the Lease requiring Lessor s prior written consent.

               32. CERTIFICATE OF ESTOPPEL. The Lessee shall, at the request of the Lessor, provide to whomsoever the Lessor shall name, a Certificate of Estoppel regarding the terms, covenants, and conditions of the Lease.

               33. MARGINAL HEADINGS. The marginal headings appearing in this Lease are for purposes of easy reference and shall not be considered a part of this Lease or in any way to modify, to amend, or to affect the provisions thereof.

               34. ENTIRE AGREEMENT. This Lease and any exhibit attached hereto and forming a part hereof sets forth all of the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

               35. HEIRS, EXECUTORS, ETC. The covenants, conditions and agreements contained in this Lease shall bind and enure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors and assigns, except as otherwise provided in this Lease.

               36. REPRESENTATION AS TO BROKERS. Lessee materially warrants and represents to Lessor that it has dealt with no broker or agent in connection with this transaction other than Hirsch & Company, Inc. and Lessee agrees to indemnify and hold Lessor harmless from and against any cost, liability or damage including reasonable attorney's fees and expenses) incurred by Lessor arising from a claim by any person or firm other than Hirsch & Company, Inc. alleging entitlement to a broker's commission or finder s fee for the rental of the Premises.

               37. JOINT AND SEVERAL LIABILITY. If Lessee shall at any time comprise or include more than one person, firm, corporation or entity, the liability of each thereof shall be joint and several.

               38. GOVERNING LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

               39.  PREPARATORY WORK

               (a) Lessor shall perform in a diligent, workmanlike manner at its sole cost and expense the renovation of the Premises in accordance with the specifications set forth in Exhibit B attached hereto.

               (b) Lessee shall perform in a diligent, workmanlike manner at its sole cost and expense the renovation of the Premises in accordance with the specifications set forth in Exhibit C attached hereto.

               (c) In connection with the plans and construction referenced in Exhibits B and C, Lessor and Lessee hereby authorize the other to rely upon the approval and other actions on such party's behalf by the construction representative designated hereafter. The following persons are designated construction representatives for the purposes of this Section 39:

               For Lessor:  Tim Paige
                         Telephone:  603-886-7300
                         Fax: 603-880-7176

               For Lessee:  Debra Doyon
                         Telephone: 880-6300
                         Fax:  880-8977

               40. RECORDING. Lessee shall not record this Lease in any Registry of Deeds or public registration office. Any recording of this Lease shall constitute a material breach by Lessee, entitling Lessor, at its election, to immediately terminate this Lease.

               41. COMPLIANCE WITH ADA. If the Premises are now, or at any time during the Lease Term become a Public Accommodation under the Americans with Disabilities Act of 1990 (hereinafter "ADA"), Lessee shall at its sole expense be responsible for (a) compliance with Title III of the ADA to the extent that the ADA imposes obligations on the procedure and design of any alterations to the Premises made by Lessee, including but not limited to partitions, furnishings, doors, door frames and all accessories thereof, and (b) drawing and implementing modifications in its policies, practices and procedures in connection with the operation of Lessee's business and occupancy of the Premises. If Lessee fails to comply with its obligations hereunder and such noncompliance constitutes a violation of the ADA, Lessee shall indemnify and hold harmless Lessor from and against all claims, expenses or liability suffered or incurred by Lessor resulting therefrom.

               42. SECURITY DEPOSIT. Coincidental with the execution of this Lease, Lessee shall deliver to Lessor a security deposit in the amount of $3,827.98 which shall be held in security for Lessee's full, faithful and diligent performance under this Lease. Said deposit shall be non-interest bearing and shall be refunded to Lessee at the expiration of the Lease, subject to Lessee's satisfactory compliance with the terms and conditions hereof.

               43. OPTION TO EXTEND LEASE Lessee shall have the option to extend the term of the Lease for one additional term of three (3) years provided that: (a) Lessee is not in default (beyond the expiration of any grace period granted herein for the curing of same) under any of the terms and conditions of the Lease at the time it elects to extend the term and at the commencement of the Extension Term, and (b) Lessee has given Lessor written notice of its election to extend the term no later than six months prior to the Expiration Date of the Lease. In the event that Lessee shall extend the term as aforesaid, such extension shall be upon the same terms and conditions as set forth herein, except that no further right to extend shall be deemed to be included, and except for the Base Rent, which shall be determined as hereinafter set forth.

               The Base Rent during the Extension Term shall be the Base Rent in effect during the last year of the Term or the "Market Rent" (as hereinafter defined), whichever is greater. The term "Market Rent" shall mean the rent being charged for comparable existing space at the time the extension option is exercised, as reasonably determined by the Lessor. Lessor shall send a written notice to Lessee specifying the rent for the extension term within thirty (30) days of its receipt of Lessee's exercise of option to extend. Lessee shall be deemed to have rejected the new rent level if it has not sent Lessor a notice approving the same within ten (10) days of receipt of Lessor s notice. In the event Lessee disapproves the new rent level, then Market Rent shall be determined as follows:

               Each party shall within ten (10) days of Lessee's disapproval appoint an arbitrator to act on its behalf, which person shall be a real estate broker or other person experienced in the appraisal or management of real estate within the Nashua metropolitan area. If the two arbitrators are unable to reach agreement within ten (10) days after their appointment, then the two arbitrators shall appoint a third arbitrator and the decision by a majority of the arbitrators shall be binding upon the parties. Each party shall each bear the cost of the arbitrators selected by it and shall jointly bear the cost of any third arbitrator. In the event the arbitrators have failed to establish "Market Rent" by the commencement of the Extension Term, Lessee shall pay at the rental rate proposed by Lessor in its notice to Lessee, with a prompt adjustment between the parties retroactive to the commencement date of the Extension Term in the event such arbitration results in a reduction of the rental rate. Under no circumstances shall the Base Rent during the Extension Term be less than the Base Rent in effect during the last year of the Term.

               IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective authorized representatives the day and year first written above.



                                             LESSOR:

                                             MARELD COMPANY, INC.


                                             By:  /s/ Eliot W. Denalut
           /s/ Patricia Stark Rice              -------------------------
          ---------------------------             Eliot W. Denalut, III
               Witness                            Its duly authorized:
                                                  President


                                             LESSEE:

                                             AMERICAN ELECTROMEDICS CORP.


                                             By: /s/ Michael T. Pieniazek
           /s/ Debra A. Illegible               -------------------------
          --------------------------              Michael T. Pieniazek
               Witness                            Its duly authorized:
                                                  President

                                      EXHIBIT A

                Diagram of Floor Plan of 13 Columbia Dr., Unit #5 & 6 First Floor, Unit #201 & 202 Second Floor
                Date 2-17-98 Final

                                      EXHIBIT B

                                LESSOR'S CONSTRUCTION

          American Electromedics
          13 Columbia Drive
          Amherst, NH

          A.   PARTITIONS
               ----------
          1. INTERIOR WALLS New partitions will be constructed using 3-5/8" metal studs with 5/8" gypsum board applied to each side. Walls will be finished with dry wall tape and joint compound. Partitions will be constructed and finished to the underside of the ceiling.

               Partitions which are not finished on both sides (shop area) will receive gypsum board on the unfinished side.

          2. PARTITION LAYOUT The partitions will be laid out in accordance with the attached plan.

          B.   CEILING
               -------
          1. TYPE The ceiling in the office area (except where there is presently a sheetrocked ceiling) will consist of a 2' x 4' suspended system utilizing acoustical tiles (Armstrong Cortega or equal) installed in a metal grid. As necessary, the existing ceiling grid will be repaired, cleaned or painted. All ceiling tiles will be replaced.

          C.   HEATING, VENTILATING, AIR CONDITIONING
               --------------------------------------
          1. SYSTEM The existing HVAC systems will be utilized. The air conditioning units in the first floor offices will be replaced. The Lessor will install a two ton roof top air conditioning unit to cool the first floor kitchen area and new office. The Lessor will add electric baseboard heat for the kitchen area and new first floor office. On the second floor, the Lessor will make any necessary repairs to the existing systems prior to lease commencement so that it is in good working order.

          2. BALANCING The Lessor will make all required modifications to the HVAC system to provide the lessee space with reasonably acceptable air quality and comfort levels. Additionally, the HVAC system will be adjusted so that proper balancing of the lessee space may be achieved.

          D.   TELEPHONE/COMPUTERS
               -------------------
          1. It will be the lessee's responsibility to install its own telephone system and computer cable. Lessor will make reasonable efforts to coordinate with lessee's contractor.

          E.   LIGHTING
               --------
          1. TYPE Lighting will consist of 2' x 4' four tube fluorescent lamp fixtures with acrylic prismatic type lens. The existing fixtures will be cleaned and, if necessary, repaired.

          2. QUANTITY The number of fixtures is anticipated to be one (1) fixture for every 125 square feet.

          3. SWITCHING All enclosed spaces will have a single wall mounted switch to control the fixtures within the space.

          F.   FLOOR COVERINGS
               ---------------
          1. TYPE The office areas will receive new carpet -Encounter #26 "Waterfall". At the option of the Lessor, carpet installation will be either direct glue-down over existing floor slab or tackless installation over pad.

               The floors in the kitchen area and restrooms will be tiled with vct tile. The tile will be Awesome #10", color #580.

               Vinyl cove base will be installed throughout suite. The base will be Mercer #204.

          G.   DOORS
               -----
          1. TYPE Office Doors: The existing doors will be utilized throughout the suite. The new doors in the office area will be replaced with doors similar to the ones currently in the space.

               Fire Doors: The three doors between the office/kitchen areas and the production area will be fire-rated steel doors. Appropriate hardware will be provided.

          2.   QUANTITY As shown on attached floor plan.

          3. HARDWARE All door hardware will be passage type of a lever style.

          4. EXIT DOOR (Unit 202) -Once the Lessor is able to install a new exit door in for the tenant in Units 7 and 8, it will remove the existing door at the top of the staircase and will either remove or secure the door at the foot of the staircase leading in to Units 7 and 8.

          H.   PAINTING
               --------
          1. PARTITION All partitions within the demised space will receive two finish coats of latex paint, eggshell finish. The paint used with be Muralo Superfinish ; the color will be "Coral White" #16. Prior to painting, all partitions will be patched as required.

          2. DOORS The three metal fire doors will be painted with Muralo oil based, semi-gloss paint; the color will be Coral White #16.

          I.   FIRE PROTECTION
               ---------------
          1. EMERGENCY LIGHTS, EXIT SIGNAGE, etc. -Will be provided as required by building codes.

          J.   KITCHEN
               -------
          1. A five foot base cabinet with laminated countertop and stainless steel sink and faucet will be installed when shown on floor plan.

          K.   REST ROOMS
               ----------
          1. Existing restrooms on the second floor will be thoroughly cleaned. If the fixtures cannot be cleaned, they will be replaced.

          2. The existing mens room on the first floor will be removed. The ladies room on the first floor will be modified as shown on the attached floorplan.

          L.   STAIRCASE INTO SHOP AREA
               ------------------------
          -The Lessor will construct the staircase shown on the attached plan from the rear of unit 201 to the shop floor.

                                      EXHIBIT C

                                LESSEE'S CONSTRUCTION


               The Lessee will be responsible for the wiring of its telephones and computers.